Tel: +61 2 9251 4100
Fax: +61 2 9240 9821
www.bdo.com.au

Level 11, 1 Margaret St
Sydney NSW 2000
Australia

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

GBS Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 11, 2020 relating to the audit of the consolidated financial statements of GBS Inc., appearing in the Prospectus, constituting a part of its Registration Statement, as amended ('File No. 333-232557').

We also consent to the reference to us under the caption 'Experts' in the Prospectus.

**BDO Audit Pty Ltd**

Tim Aman
Director

Sydney, Australia
September 29, 2020